Exhibit 99.1

bread financial.

Bread Financial reports fourth quarter and full year 2025 results

COLUMBUS, Ohio, January 29, 2026 – Bread Financial Holdings, Inc. (NYSE: BFH), a tech-forward financial services company that provides simple, personalized payment, lending, and saving solutions, today announced financial results for the fourth quarter and full year ended December 31, 2025.

($ in millions, except per share amounts)	**Fourth quarter 2025**		**Full year 2025**	
	Total company	**Continuing operations**	**Total company**	**Continuing operations**
Net income available to common stockholders	$53	$53	$518	$521
Adjusted net income[(1)]	$95	$95	$575	$578
Earnings per diluted share	$1.16	$1.16	$10.89	$10.96
Adjusted earnings per diluted share[(1)]	$2.07	$2.07	$12.09	$12.16

$18.0B	$975MM	13.0%	$57.57
4Q25 Average loans	**4Q25 Revenue**	**Common equity tier 1 capital ratio**	**Tangible book value per common share[(1)]**

- Relative to the fourth quarter of 2024:
  - Income from continuing operations increased $45 million primarily driven by higher net interest income and lower provision for credit losses, partially offset by current year impacts from debt repurchases of $42 million.
  - Average loans decreased 1% due to an increased payment rate.
  - Common equity tier 1 (CET1) capital ratio increased 60 basis points to 13.0% and decreased 100 basis points sequentially.
  - Tangible book value per common share[(1)] increased $10.60, or 23%, to $57.57.
- Return on average tangible common equity[(1)] was 8.0% in the fourth quarter and 20.4% for the full year.
- Fourth quarter delinquency rate was 5.8% and net loss rate was 7.4%.
- Repurchased 1.9 million common shares for $120 million during the quarter.
- Received credit ratings upgrades from Moody's and Fitch, and a positive outlook from Moody's and S&P.

(1) Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures."

CEO COMMENTARY

"Our 2025 financial and operational performance underscore our disciplined approach to growing responsibly, building financial resilience, and advancing operational excellence, positioning us well as we enter 2026. We delivered full year net income of $518 million, grew our tangible book value per common share by 23% over the past year, and signed or renewed several key brand partners. In 2025, we returned $350 million in capital to shareholders, including $310 million via common share repurchases, or 12% of our year-end 2024 outstanding shares. We also increased our quarterly common dividend by 10% during the fourth quarter of 2025. At the same time, we meaningfully strengthened and optimized our balance sheet by reducing and refinancing parent debt and issuing subordinated debt and preferred equity. Further, we increased our direct to consumer deposits by 11% year-over-year. As a result of these actions, coupled with our enhanced enterprise risk management framework, we received credit ratings upgrades from Moody's and Fitch, and positive outlooks from Moody's and S&P.

"Consumer financial health remained resilient throughout the year, driving a 3.0% year-over-year increase in credit sales with higher transaction sizes and increased transaction frequency. The positive trajectory of our credit sales and credit performance metrics, along with our new business additions and stable partner base, gives us confidence that we are nearing an inflection point for loan growth as we enter 2026. We are closely monitoring changes in consumer behavior, as well as monetary and fiscal policy developments, and potential downstream impacts on consumer spending and employment.

"During the year, we signed or renewed several partners in diverse industry verticals including travel and entertainment, technology, and home. With the multi-year extension of our long-term relationship with Caesars Entertainment, all of our top 10 programs are now renewed into at least 2028. Our full product suite, technology advancements, sophisticated underwriting, enhanced loyalty programs, and differentiated partnership model continue to be keys to our success in winning new partnerships, as well as retaining and strengthening our existing brand partner relationships.

"We are pleased with the results we delivered in 2025 and remain confident in our ability to generate attractive returns in 2026. Supported by strong capital levels and cash flow generation, we are well positioned to execute on our capital and growth priorities while delivering sustainable, long-term value for our shareholders."

- Ralph Andretta, president and chief executive officer

Bread Financial | January 29, 2026 1

Bread Financial | January 29, 2026 2 "Our fourth quarter results demonstrate our ability to drive strong, sustainable results with our tangible book value per common share of $57.57 increasing nearly $11, or 23%, from a year ago. Adjusted income from continuing operations, a non-GAAP financial measure, improved $74 million versus a year ago, reflecting the implementation of our pricing actions, which improved our net interest margin, and a lower provision for credit losses as delinquencies and credit losses continued to gradually improve. Adjusted total non-interest expenses, a non-GAAP financial measure, decreased $25 million, or 5% year-over year as a result of our ongoing operational excellence initiatives. "Revenue increased 5% year-over-year with net interest margin improving to 18.9%. Our net interest margin increased over the fourth quarter of last year as a result of the continued gradual build of pricing changes, as well as lower funding costs reflective of our opportunistic debt actions and growth in direct-to-consumer deposits. We expect these benefits to continue into 2026, offset by pressure from an anticipated lower prime rate, the ongoing gradual improvement in our payment and delinquency rate trends, and a continued shift in product and risk mix. "As part of our ongoing actions to transform and strengthen our company, as evidenced by the rating agency upgrades and positive outlooks, we continued to opportunistically optimize our capital structure and lower our funding costs. During the year, we retired our outstanding convertible and 9.75% senior notes, completed 8.375% subordinated and 6.75% senior notes offerings, and issued $75 million in 8.625% preferred shares. Direct-to-consumer deposits increased 11% year-over-year to $8.5 billion at quarter- end with our average direct-to-consumer deposits now representing 48% of total funding, up from 43% a year ago. Additionally, while maintaining strong capital levels, we repurchased $120 million, or 1.9 million shares, of our common stock in the fourth quarter of 2025, with $240 million remaining on our open share repurchase authorization at year-end. "We are pleased with the year-over-year improvement in our credit metrics driven by our disciplined credit risk management and product diversification. We continue to execute well on our credit strategies and expect ongoing gradual improvement in our credit metrics. "Improved credit performance and higher-quality new account acquisitions drove the 70 basis point year-over-year improvement in our reserve rate which ended the year at 11.2%. We continue to apply prudent weightings on the economic scenarios used in our credit reserve modeling given the wide range of potential macroeconomic outcomes, including ongoing uncertainty around inflation and unemployment. "Our 2025 results reflect our prudent capital allocation, a disciplined credit management framework, and our focus on responsible growth. We look forward to building on our momentum in 2026." - Perry Beberman, executive vice president and chief financial officer 2026 full year outlook • "Our 2026 outlook is based on continued consumer resilience, inflation remaining above the Federal Reserve target rate of 2%, and a generally stable labor market. Our outlook also anticipates interest rate decreases by the Federal Reserve, which will modestly pressure total net interest income. • Average loan growth: "Based on visibility into our pipeline and partner growth, we expect average credit card and other loans growth to be up low single digits from full year 2025. • Total revenue: "We anticipate total revenue growth to be up low single digits from full year 2025, largely in line with average loan growth. • Total expenses: "We manage expense growth based on revenue generation and investment opportunities and expect to deliver positive operating leverage in 2026, excluding the pretax impacts from our debt repurchases. • Net loss rate: "We anticipate a 2026 net loss rate in the range of 7.2% to 7.4%. • Effective tax rate: "We expect our full year normalized effective tax rate to be in the range of 25% to 27%, with quarter-over-quarter variability due to the timing of certain discrete items." CFO COMMENTARY

Bread Financial | January 29, 2026 3 Continuing ops. $0.15 $0.41 $1.16 $2.07 4Q24 Adj. 4Q24 4Q25 Adj. 4Q25 PPNR adjusted for unique items* $399MM $475MM 4Q24 4Q25 Continuing operations(2) Fourth quarter Full year ($ in millions, except per share amounts) 2025 2024 % change 2025 2024 % change Total net interest and non-interest income (“Revenue”) $ 975 $ 926 5 $ 3,845 $ 3,838 — Net principal losses 336 367 (8) 1,377 1,489 (8) Reserve build (release) 37 50 (28) (135) (92) 48 Provision for credit losses 373 417 (11) 1,242 1,397 (11) Total non-interest expenses 555 536 4 1,988 2,060 (3) Income (loss) from continuing operations before income taxes 47 (27) (275) 615 381 61 Income from continuing operations $ 53 $ 8 595 $ 521 $ 279 87 Weighted average shares outstanding – diluted 46.0 50.9 (10) 47.6 50.4 (6) Income from continuing operations per diluted share $ 1.16 $ 0.15 669 $ 10.96 $ 5.54 98 Adjusted income from continuing operations(1) $ 95 $ 21 357 $ 578 $ 390 48 Adjusted income from continuing operations per diluted share(1) $ 2.07 $ 0.41 406 $ 12.16 $ 7.74 57 Pretax pre-provision earnings (PPNR)(1) $ 420 $ 390 7 $ 1,857 $ 1,778 4 Adjusted PPNR(1) $ 475 $ 399 19 $ 1,928 $ 1,884 2 Revenue $926MM $975MM 4Q24 4Q25 +5% Key operating and financial metrics Credit metrics (1) Represents a Non-GAAP financial measure. See “Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Financial Measures." (2) Excludes amounts associated with our former LoyaltyOne segment and our former Epsilon segment which previously have been disclosed as discontinued operations and classified accordingly. Diluted EPS Credit sales $7.9B $8.1B 4Q24 4Q25 +2% Net loss rate 8.0% 7.4% 4Q24 4Q25 Delinquency rate 5.9% 5.8% 4Q24 4Q25 Total company $0.14 $1.16 4Q24 4Q25 -10 bps (2) Adjusted pretax pre-provision earnings (excl. any gain on portfolio sale and impacts from debt repurchases)(1) -60 bps (1)(1) +19%

Fourth quarter 2025 compared with fourth quarter 2024 – continuing operations

- Credit sales were $8.1 billion for the fourth quarter of 2025, an increase of $0.2 billion, or 2%, driven by new partner growth and increased general-purpose spending.
- Average credit card and other loans of $18.0 billion were down 1%, and end-of-period credit card and other loans of $18.8 billion were nearly flat, both of which were pressured by an increasing payment rate.
- Revenue increased $49 million, or 5%, primarily reflecting the implementation of pricing changes, partially offset by lower billed late fees and higher retailer share arrangements.
- Total non-interest expenses increased $19 million, or 4%, primarily driven by the current and prior year impacts from debt repurchases of $55 million and $11 million, respectively. Employee compensation and benefits costs decreased $10 million, or 4%, and card and processing expenses decreased $7 million, or 8%. Excluding the impacts from our debt repurchases, adjusted total non-interest expenses, which is a non-GAAP financial measure, decreased $25 million, or 5%, driven by our continued operational excellence initiatives.
- Income from continuing operations increased $45 million, primarily driven by higher net interest income and lower provision for credit losses, partially offset by the impacts from our debt repurchases. Excluding the impacts from our debt repurchases, adjusted income from continuing operations, which is a non-GAAP financial measure, increased $74 million.
- Adjusted PPNR, a non-GAAP financial measure which excludes any gain on portfolio sale and impacts from debt repurchases, increased $76 million, or 19%.
- The delinquency rate of 5.8% decreased from 5.9% in the fourth quarter of 2024.
- The net loss rate of 7.4% decreased from 8.0% in the fourth quarter of 2024.
- CET1 ratio of 13.0% increased from 12.4% in the fourth quarter of 2024, driven by strong net earnings, partially offset by 180 basis points for share repurchases and common stock dividends, 40 basis points related to debt repurchases, and 60 basis points for the last CECL phase-in in the first quarter of 2025.

Impacts from debt repurchases

($ in millions, except per share amounts)	Total non-interest expenses		Income from cont. ops.		Diluted EPS from cont. ops.	
	4Q25	4Q24	4Q25	4Q24	4Q25	4Q24
GAAP-basis	$ 555	$ 536	$ 53	$ 8	$ 1.16	$ 0.15
Impacts from debt repurchases	55	11	42	13	0.91	0.26
Adjusted GAAP-basis[(1)]	**$ 500**	**$ 525**	**$ 95**	**$ 21**	**$ 2.07**	**$ 0.41**

(1) Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures."

Contacts

Investor Relations: Brian Vereb (brian.vereb@breadfinancial.com)

Susan Haugen (susan.haugen@breadfinancial.com)

Media Relations: Rachel Stultz (rachel.stultz@breadfinancial.com)

Bread Financial | January 29, 2026 4

Bread Financial | January 29, 2026 5 Forward-looking statements This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, interest rates, labor market conditions, recessionary pressures or concerns over a prolonged economic slowdown, and the related impact on consumer spending behavior, payments, debt levels, savings rates and other behaviors; global political and public health events and conditions, including significant shifts in trade policy, such as changes to, or the imposition of, tariffs and/or trade barriers and consequently any economic impacts, volatility, uncertainty and geopolitical instability resulting therefrom, as well as ongoing wars and military conflicts and natural disasters; future credit performance, including the level of future delinquency and charge-off rates; loss of, or reduction in demand for services and/or products from, significant brand partners or customers in the highly competitive markets in which we operate, including competition from new and non-traditional competitors, such as financial technology companies, and with respect to new products, services and technologies, such as the emergence or increase in popularity of agentic commerce, digital payment platforms and currencies and other alternative payment and deposit solutions; the concentration of our business in U.S. consumer credit; inaccuracies in the models and estimates on which we rely, including our credit risk management models and the amount of our Allowance for credit losses; the inability to realize the intended benefits of acquisitions, dispositions and other strategic initiatives; our level of indebtedness and ability to access financial or capital markets; pending and future federal and state legislation, executive action, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions that would place limits on credit card interest rates or late fees, interchange fees or other charges; failures or breaches in our operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise; and any liability or other adverse impacts arising out of or related to the spinoff of our former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. (LVI) and certain of its subsidiaries, including the pending litigation against us in connection with the spinoff. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward- looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Bread Financial | January 29, 2026 6 Non-GAAP financial measures We prepare our Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included herein constitutes Non-GAAP Financial Measures. Our calculations of Non-GAAP Financial Measures may differ from the calculations of similarly titled measures by other companies. In particular: • We have previously repurchased and may, from time to time, in the future continue to repurchase debt, including any outstanding senior unsecured notes, subordinated notes or convertible notes. In such transactions, we may pay a premium to induce these repurchases, or in certain cases repurchase at a discount, which, from a GAAP perspective, would result in an impact to Total non-interest expenses, with a corresponding impact also reflected in Net income and consequently our Earnings per diluted share. For our prior debt repurchases, we show adjustments to these three financial statement line items, for total Company as well as for continuing operations, to exclude the impacts from our debt repurchases. We use Adjusted total non-interest expenses, Adjusted net income, and Adjusted earnings per diluted share to evaluate the ongoing operations of the Company excluding the volatility that can occur from the impacts of our debt repurchases. • Pretax pre-provision earnings (PPNR) represents Income from continuing operations before income taxes and the Provision for credit losses. PPNR excluding any gain on portfolio sale and impacts from debt repurchases then excludes from PPNR the gain on any portfolio sale in the period, as well as the loss or gain on any debt repurchases in the period. We use PPNR and PPNR excluding any gain on portfolio sale and impacts from debt repurchases as metrics to evaluate our results of operations before income taxes, excluding the movements that can occur within Provision for credit losses and the one-time nature of a gain on the sale of a portfolio and/or the impacts from debt repurchases. • Return on average tangible common equity (ROTCE) represents annualized Income from continuing operations less Dividends to preferred stockholders, divided by average Tangible common equity. Tangible common equity (TCE) represents Total stockholders’ equity reduced by Preferred stock and Goodwill and intangible assets, net. We use ROTCE as a metric to evaluate the Company’s performance. • Tangible book value per common share represents TCE divided by common shares outstanding. We use Tangible book value per common share, a metric used across the industry, to assess capital and performance, in conjunction with ROTCE. We believe the use of these Non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Bread Financial | January 29, 2026 7 Financial supplement This earnings release should be read in conjunction with the Financial Supplement for the fourth quarter of 2025, available at investor.breadfinancial.com and in a Form 8-K furnished today with the Securities and Exchange Commission. Conference call/webcast information Bread Financial will host a conference call on Thursday, January 29, 2026, at 8:30 a.m. (Eastern Time) to discuss the company’s fourth quarter results. The conference call will be available via the internet at investor.breadfinancial.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the company’s website. About Bread Financial® Bread Financial® (NYSE: BFH) is a tech-forward financial services company that provides simple, personalized payment, lending and saving solutions to millions of U.S. consumers. Our payment solutions, including Bread Financial general purpose credit cards and savings products, empower our customers and their passions for a better life. Additionally, we deliver growth for some of the most recognized brands in travel & entertainment, health & beauty, jewelry and specialty apparel through our private label and co-brand credit cards and pay-over-time products providing choice and value to our shared customers. Bread Financial proudly marks 30 years of success in 2026. To learn more about our global associates, our performance and our sustainability progress, visit breadfinancial.com or follow us on Instagram and LinkedIn.

Bread Financial | January 29, 2026 8 BREAD FINANCIAL HOLDINGS, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (In millions, except percentages) As of or for the three months ended December 31, As of or for the twelve months ended December 31, 2025 2024 % change 2025 2024 % change Adjusted net income Income from continuing operations $ 53 $ 8 595 $ 521 $ 279 87 Loss from discontinued operations — (1) (133) (3) (2) 40 Net income 53 7 675 518 277 87 Impacts from debt repurchases 42 13 219 57 111 (49) Adjusted net income $ 95 $ 20 376 $ 575 $ 388 48 Adjusted income from continuing operations $ 95 $ 21 357 $ 578 $ 390 48 Weighted average shares outstanding – diluted 46.0 50.9 (10) 47.6 50.4 (6) Adjusted income per diluted share Net income from continuing operations per diluted share $ 1.16 $ 0.15 669 $ 10.96 $ 5.54 98 Net loss from discontinued operations per diluted share — (0.01) (136) (0.07) (0.05) 48 Net income per diluted share $ 1.16 $ 0.14 758 $ 10.89 $ 5.49 98 Impacts from debt repurchases 0.91 0.26 253 1.20 2.20 (46) Adjusted net income per diluted share $ 2.07 $ 0.40 427 $ 12.09 $ 7.69 57 Adjusted income from continuing operations per diluted share $ 2.07 $ 0.41 406 $ 12.16 $ 7.74 57 Adjusted total non-interest expenses Total non-interest expenses $ 555 $ 536 4 $ 1,988 $ 2,060 (3) Impacts from debt repurchases 55 11 390 74 117 (36) Adjusted total non-interest expenses $ 500 $ 525 (5) $ 1,914 $ 1,943 (1) Pretax pre-provision earnings Income (loss) from continuing operations before income taxes $ 47 $ (27) (275) $ 615 $ 381 61 Provision for credit losses 373 417 (11) 1,242 1,397 (11) Pretax pre-provision earnings (PPNR) 420 390 7 $ 1,857 $ 1,778 4 Less: Gain on portfolio sale — (2) (100) (3) (11) (71) Add: Impacts from debt repurchases 55 11 390 74 117 (36) Adjusted PPNR $ 475 $ 399 19 $ 1,928 $ 1,884 2 nm – Not meaningful, denoting a variance of 1,000 percent or more. Continued on the following page

Bread Financial | January 29, 2026 9 BREAD FINANCIAL HOLDINGS, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (In millions, except percentages) As of or for the three months ended December 31, As of or for the twelve months ended December 31, 2025 2024 % change 2025 2024 % change Average Tangible common equity Average Total stockholders’ equity $ 3,405 $ 3,217 6 3,293 3,214 2 Less: average Preferred stock (29) — nm (7) — nm Less: average Goodwill and intangible assets, net (721) (752) (4) (733) (753) (3) Average Tangible common equity $ 2,655 $ 2,465 8 $ 2,553 $ 2,461 4 Tangible common equity (TCE) Total stockholders’ equity $ 3,327 $ 3,051 9 3,327 3,051 9 Less: Preferred stock (71) — nm (71) — nm Less: Goodwill and intangible assets, net (716) (746) (4) (716) (746) (4) Tangible common equity (TCE) $ 2,540 $ 2,305 10 $ 2,540 $ 2,305 10 nm – Not meaningful, denoting a variance of 1,000 percent or more.